Exhibit 4(a)




                           FIFTH AMENDMENT AND WAIVER
                                       TO
                      AMENDED AND RESTATED LOAN AGREEMENT

         This FIFTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED LOAN AGREEMENT (the "FIFTH AMENDMENT") is made as of the 24th day of April, 2007 by and among:

         REX RADIO AND TELEVISION, INC., an Ohio corporation ("REX RADIO"), as lead borrower (in such capacity, "LEAD BORROWER"), for itself and the other Borrowers being KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("KELLY"),REX ALABAMA, INC., an Ohio corporation ("REX ALABAMA"), REX KANSAS, INC., a Kansas corporation ("REX KANSAS"), REXSTORES.COM, INC., an Ohio corporation ("REX INTERNET"), and STEREO TOWN, INC., a Georgia corporation ("STEREO TOWN"); and

         REX STORES CORPORATION, a Delaware corporation (the "PARENT");and the LENDERS party hereto; and

         BANK OF AMERICA, N.A., f/k/a Fleet Retail Group, Inc., as agent for the Lenders, a Delaware corporation, having a place of business at 100 Federal Street, Boston, MA 02110; and

         KEYBANK NATIONAL ASSOCIATION, as Syndication Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                    RECITALS
                                    --------

         A. The Lead Borrower, the other Borrowers, the Agent, the Lenders, and the Syndication Agent have entered into an Amended and Restated Loan Agreement dated as of September 14,2004 (as amended and in effect, the "LOAN AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

         B. The Borrowers, the Agent, the Parent, the Lenders, and the Syndication Agent have agreed to amend certain provisions of the Loan Agreement and to waive certain provisions of the Loan Agreement, all as set forth herein.

         NOW THEREFORE, it is hereby agreed as follows:

1.       AMENDMENTS TO LOAN AGREEMENT.

         (a) The definition of "REAL ESTATE ADVANCE RATE" in SECTION 1.01 is hereby deleted in its entirety, and the following is inserted in its place:

                           "REAL ESTATE ADVANCE RATE" shall mean fifty percent (50%)."


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

         (b) SECTION 2.01(a)(ii) shall be deleted in its entirety and the following shall be substituted therefor:

                  "(ii) In no event shall the aggregate outstanding amount of the Credit Extensions made with reference to Eligible Real Estate at any time exceed twenty-five percent (25%) of the Borrowing Base at such time;"

2. WAIVER. Borrower has advised the Lenders that it wishes to enter into one or more sale and/or sale-leaseback transactions with respect to the Real Estate parcels listed on EXHIBIT A hereto (the "RELEASED REAL ESTATE"), and has requested that the Lenders agree to release their security interest in and encumbrances upon the Released Real Estate. Subject to the terms and conditions in Section 3 of this Fifth Amendment, the Lenders hereby agree to execute such agreements as shall be reasonably requested by Borrower in order to cause the release of their security interests in and encumbrances upon the Released Real Estate.

3. CONDITIONS TO EFFECTIVENESS. This Fifth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

         (a) This Fifth Amendment shall have been duly executed and delivered by the Borrowers, the Parent, the Agent and the Required Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

         (b) All action on the part of the Borrowers and the Parent necessary for the valid execution, delivery and performance by the Borrowers and the Parent of this Fifth Amendment shall have been duly and effectively taken.

         (c) The Borrowers and the Parent shall have provided such additional instruments, documents, and opinions of counsel to the Agent as the Agent and its counsel may have reasonably requested.

         (d) The Borrower shall have paid all costs and expenses of the Lender, including, without limitation, reasonable attorneys' fees, in connection with the preparation, negotiation, execution, and delivery of this Agreement, all mortgage releases and satisfactions and other documents and instruments in connection with the transactions contemplated hereby.

4. MISCELLANEOUS. Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Borrowers and the Parent each hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, the Borrowers and the Parent each hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Fifth Amendment, and any future modifications, amendments, substitutions or renewals thereof.

         (a) This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original,


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

                  and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

         (b) This Fifth Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

                            [SIGNATURE PAGES FOLLOW]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed and their seals to be hereto affixed as the date first above written.

                                REX RADIO AND TELEVISION, INC., as Lead Borrower


                                By: /s/ Douglas Bruggeman
                                   -------------------------------
                                Name:   Douglas Bruggeman
                                Title:  Vice President - Finance

                                KELLY & COHEN APPLIANCES, INC., as a Borrower


                                By: /s/ Douglas Bruggeman
                                   -------------------------------
                                Name:   Douglas Bruggeman
                                Title:  Vice President - Finance

                                REX ALABAMA, INC., as a Borrower


                                By: /s/ Douglas Bruggeman
                                   -------------------------------
                                Name:   Douglas Bruggeman
                                Title:  Vice President - Finance

                                REX KANSAS, INC., as a Borrower


                                By: /s/ Douglas Bruggeman
                                   -------------------------------
                                Name:   Douglas Bruggeman
                                Title:  Vice President - Finance

                                REXSTORES.COM, INC., as a Borrower


                                By: /s/ Douglas Bruggeman
                                   -------------------------------
                                Name:   Douglas Bruggeman
                                Title:  Vice President - Finance


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

                                STEREO TOWN, INC., as a Borrower


                                By: /s/ Douglas Bruggeman
                                   -------------------------------
                                Name:   Douglas Bruggeman
                                Title:  Vice President - Finance

                                REX STORES CORPORATION, as Parent


                                By: /s/ Douglas Bruggeman
                                   -------------------------------
                                Name:   Douglas Bruggeman
                                Title:  Vice President - Finance


                                      S/2

                                BANK OF AMERICA, N.A., as Agent


                                By: /s/ Peter Foley
                                   -------------------------------
                                Name:   Peter Foley
                                Title:  Vice President

                                BANK OF AMERICA, N.A., as a Lender


                                By: /s/ Peter Foley
                                   -------------------------------
                                Name:   Peter Foley
                                Title:  Vice President

                                JPMORGAN CHASE BANK, N.A. (as successor in interest to BANK ONE, DAYTON, N.A.), as a Lender


                                By: /s/ Patrick Fravel
                                   -------------------------------
                                Name:   Patrick Fravel
                                     -----------------------------
                                Title:  Account Executive
                                      ----------------------------

                                KEYBANK NATIONAL ASSOCIATION, as a Lender


                                By: /s/ John P. Dunn
                                   -------------------------------
                                Name:   John P. Dunn
                                     -----------------------------
                                Title:  Vice President
                                      ----------------------------

                                KEYBANK NATIONAL ASSOCIATION, as
                                Syndication Agent


                                By: /s/ John P. Dunn
                                   -------------------------------
                                Name:   John P. Dunn
                                     -----------------------------
                                Title:  Vice President
                                      ----------------------------

                                NATIONAL CITY BANK, DAYTON, as a Lender


                                By: /s/ Daniel R. Davis
                                   -------------------------------
                                Name:   Daniel R. Davis
                                     -----------------------------
                                Title:  Senior Vice President
                                      ----------------------------